Exhibit 4.20
Translation
Supplementary Agreement (I) to the Polysilicon Supply Agreement
between
Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
AND
Changzhou Trina Solar Energy Co., Ltd.
Seller Agreement No.: [SSC000119]
Buyer Agreement No.: [TCZ-A1130-0803-CGC-120-0]
August 19, 2008

Supplementary Agreement (I) to the Polysilicon Supply Agreement

Buyer: Changzhou Trina Solar Energy Co., Ltd.
Domicile (Correspondence Address):	No. 2, Tianhe Road, Xinbei District Electronic Industry Park, Changzhou, Jiangsu Province
Legal Representative: Gao Jifan

Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.
Domicile (Correspondence Address):	No. 66, Yangshan Road, Xuzhou Economic Development Zone
Legal Representative: Zhu Guomin
The Buyer and the Seller entered into the Polysilicon Supply Agreement (Buyer’s Agreement No.: TCZ-A1130-0803-CGC-120-0; Seller’s Agreement No.: SSC000119; hereinafter collectively referred to as “Long-Term Agreement”) on March 29, 2008. The Parties hereby conclude the following supplementary agreement (Supplementary Agreement (I) to the Polysilicon Supply Agreement, hereinafter referred to as the “Supplementary Agreement”) in accordance with Article 1.3 and Article 17 under the Long-Term Agreement, based on the principles of equality and mutual benefit and through friendly consultations:
Article I The Parties agree (i) to change, among other things, the quantity supplied, product price and delivery schedule of the polysilicon products in 2008 and 2009 agreed in Exhibit B to the Long-Term Agreement; (ii) to supply solar monocrystalline 125x125mm silicon wafers (hereinafter referred to as the “Silicon Wafer(s)”) in addition to the supply of polysilicon products from 2010 to 2015 agreed in Exhibit B to the Long-Term Agreement, and to agree on the price, among other things, of the Silicon Wafers. After the aforesaid amendment, the detailed agreement such as the quantity and the price of the products to be traded and the payment arrangements under the Long-Term Agreement and this Supplementary Agreement shall be set forth in the Exhibit B-1 to this Supplementary Agreement.
Article II Starting from the day on which this Supplementary Agreement is executed and comes into effect, the Buyer will honor the Long-Term Agreement with respect to the revised Advance Payment. The amount of the revised Advance Payment is [****]†. For the amount of Advance Payment and the payment schedule, please refer to Exhibit B-1 to this Supplementary Agreement. Among the Advance Payment, [****]† has already been paid by the Buyer to the Seller as the Advance Payment for polysilicon products supply (“Polysilicon Advance Payment”). The relevant provisions regarding the effectiveness of warranty and price offset of the Advance Payment shall still be subject to the Long-Term Agreement; [****]† unpaid by the Buyer shall be the Advance Payment for the newly added Silicon Wafer supply (“Silicon Wafer Advance Payment”). For each month starting from January 1, 2011, [****]† of the total Silicon Wafers Advance Payment shall be used to offset the monthly payment for the Silicon Wafers.

†	This portion of the Supplementary Agreement (I) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

Article III Starting from the day on which this Supplementary Agreement is executed and comes into effect, the Parties will honor the Long-Term Agreement with respect to the revised quantity and price of the product supply, and Exhibit B to the Long-Term Agreement will be replaced by Exhibit B-1 to this Supplementary Agreement. Before this Supplementary Agreement comes into effect, in the event the Seller has already delivered the products to the Buyer in accordance with the quantity and delivery schedule of 2008 agreed in Exhibit B to the Long-Term Agreement, the Parties shall still perform their obligations in accordance with the Long-Term Agreement.
Article IV As for the newly added Silicon Wafer supply from 2010 to 2015, the Parties hereby agree as follows (“goods” or “products” under this Article IV shall refer to Silicon Wafers). The Parties shall implement the supply of the newly added Silicon Wafers from 2010 to 2015 in accordance with the following terms:
1.	Quality
The Silicon Wafers supplied by the Seller shall comply with Exhibit A-1 under this Supplementary Agreement and its amendment by the Parties. The Parties shall amend the quality specifications of the Silicon Wafers every year based on the consultations and agreement between the Parties. If agreement cannot be reached after consultation, the disagreement shall be resolved by Section 2 of Article 3.4 under the Long-Term Agreement every year. The disputes regarding the quality of the Silicon Wafers products shall be governed by Section 1 of Article 3.4 under the Long-Term Agreement.
2.	Quantity and Price
The price and quantity of the Silicon Wafers to be supplied shall be implemented in accordance with Exhibit B-1 under this Supplementary Agreement. Such price has already included VAT but excluded transportation, insurance and any other expenses to be borne or paid by the Buyer. The Seller is entitled to adjust the supply quantity of the products quarterly within ten percent (10%) of the total quarterly quantity and the adjusted quantity shall be made up to the Buyer during the following quarter.
3.	Payment
3.1	Advance Payment: the Buyer shall make the Advance Payment to the Seller in accordance with Article II under this Supplementary Agreement.
3.2
Payment for Goods: the Parties agree on the payment arrangements detailed in Exhibit B-1 under this Supplementary Agreement. In the event the Seller fails to receive the corresponding payment for goods in full, it is entitled to refuse to deliver products to the Buyer.

3.3	The Seller shall issue to the Buyer the corresponding invoice (including VAT) within fifteen (15) days after the Buyer makes the full payment for the products of current month.

4.	Packaging and Labeling
4.1
Packaging of Silicon Wafers: provide packaging specialized for long-distance transportation to make sure that the goods is free from damage or contamination when arriving at the warehouse designated by the Buyer. If the goods is damaged, lost or contaminated during the course of transportation due to improper packaging, the Seller shall assume all the liabilities. If damaged wafers are less than 0.3% of the Silicon Wafers delivered that time, the Seller will be exempted from such liabilities.

4.2	Labeling: The Seller shall label the manufacturer, production batch number, specifications, weight and production date on the interior and exterior sides of the packaging if so requested by the Buyer.
5.	Delivery
The hand-over venue of Silicon Wafers shall be at the premises of the Seller or such other place as may be designated by the Seller. The transportation and insurance expenses from the hand-over venue to the Buyer shall be borne by the Buyer. Delivery shall be made every ten days, and one-third of the goods deliverable that month shall be delivered at each delivery. Article 3.6.4 under the Long-Term Agreement shall apply to the delivery of the Silicon Wafers, but if the Buyer fails to pick up the goods in time due to quality problems of the products supplied by the Seller, such Article 3.6.4 under the Long-Term Agreement shall not apply.
6.	Inspection
6.1
Quantity inspection: the Buyer shall inspect the quantity of the goods within ten working days after the Silicon Wafers arrive at the Buyer’s factory. In the event the Buyer finds that there is shortage in quantity or more than 0.3% of the total goods delivered are broker or crushed wafers, it shall notify the Seller in writing immediately and the Seller shall make up for the short quantity within fifteen days after receiving the written notice from the Buyer. The prerequisite for a make-up delivery of wafers is that the Buyer shall preserve the complete packaging. The Seller shall not be responsible for damaging to wafers resulted from a damaged or broken external packaging. The Silicon Wafers hence supplied shall be in compliance with the quality specifications detailed in Exhibit A-1 under this Supplementary Agreement or the amendments thereto by the Parties. In the event the Buyer fails to notify the Seller in writing regarding the quantity shortfall within the aforesaid time limit, it shall be deemed that the Buyer has no objection to the quantity of the products.

6.2
Quality inspection: the quality and specifications of the Silicon Wafers shall be in compliance with the specifications quality agreed in Exhibit A-1 under this Supplementary Agreement and the amendments thereto by the Parties. The Buyer shall inspect the quality of the goods within thirty days after the delivery of the Silicon Wafers by the Seller. In the event that, during the inspection within thirty days after the delivery of the Silicon Wafers by the Seller, the Buyer finds that the quality technical specifications is not in compliance with Exhibit A-1 under this Supplementary Agreement and the amendments thereto by the Parties, it shall notify the Seller in writing immediately and is entitled to request the Seller to change the Silicon Wafers which are not in compliance with Exhibit A-1 under this Supplementary Agreement and the amendments thereto within twenty days after receiving the written notice from the Buyer. The changed goods shall be in compliance with the technical specifications agreed in Exhibit A-1 under this Supplementary Agreement and the amendments thereto by the Parties. In the event that the Buyer fails to notify the Seller in writing regarding the quality shortfall within the aforesaid time limit, it shall be deemed that the Buyer has no objection to the quality of the products.

6.3
Other inspection: the Buyer shall inspect the number of packages, external appearance and weight of the Silicon Wafers when taking delivery of the goods and shall raise objections (if any) on site. If the Buyer fails to raise objections on site, it shall be deemed that the Buyer has no objection to the number of packages, exterior appearance and weight of the products.

6.4
Prior to delivery, the Buyer is entitled to designate personnel to inspect the products at the hand-over venue, but he/she shall not affect the business operation of the Seller and shall comply with the Seller’s internal regulations and guidelines such as production safety.

6.5	All the relevant expenses resulting from the change of goods under the above Article 6.2 shall be borne by the Seller.
6.6
In the event that the Parties dispute about the quality of the goods, before the quality of the goods is finally determined pursuant to Article 3.4 Section 1 under the Long-Term Agreement, if the Seller fails to change the goods per the Buyer’s request, Section 8.1 hereof shall not apply. If it is finally determined that the goods are not in compliance with the quality specifications specified in Exhibit A-1 under this Supplementary Agreement and the amendment thereto by the Parties pursuant to Article 3.4 Section 1 under the Long-Term Agreement, the Seller shall change the goods within twenty days after the day when the inspection report is issued by the official inspection institution provided by the aforesaid Article 3.4 Section 1 under the Long-Term Agreement and shall pay a penalty at a daily rate of 0.05% of the payment for the Silicon Wafers that shall be changed but not delivered from the twenty-first day after the Buyer first issue the written notice for changing goods to the day when the inspection report is issued. Otherwise, Article 8.1 hereunder shall apply.

7.	Silicon Wafers processing
The Seller is entitled to process the Silicon Wafers itself or designate any third party to do so.
8.	Defaulting Liability

8.1	Seller’s Defaulting Liability
Other than events of force majeure, if the Seller delays delivery or change of goods, the Buyer will give the Seller a thirty-day grace period and the Seller shall timely recify its default. If the delay reaches thirty days after the day when the Seller receives the notice of default issued by the Buyer and the Seller fails to deliver or change the goods, starting from the thirty-first day, the Seller shall pay a penalty to the Buyer at a daily rate of 0.05% of the payment for the goods that shall be delivered or changed but not delivered or changed. In the event that the Seller fails to deliver or change the goods when the delay reaches sixty days, the Buyer is entitled to terminate at any time the newly added purchase of the Silicon Wafers from 2010 to 2015. In case of such termination by the Buyer, the Buyer is entitled to request the Seller to, within five days after the termination of such Silicon Wafers purchase from 2010 to 2015, (i) pay the above cumulative penalty; (ii) refund the balance of all the Silicon Wafers Advance Payment already made by the Buyer, and pay to the Buyer a penalty at twenty-five percent (25%) of the balance of the Silicon Wafers Advance Payment; and (iii) pay a penalty at seven point five percent (7.5%) of the unperformed portion of the total price of Silicon Wafers under this Supplementary Agreement (including the price of the current batch of goods that shall be delivered but not delivered or that goods that shall be changed but not changed). The Buyer may also choose not to terminate the purchase and the above penalty in item (i) shall continue to be calculated cumulatively. The Buyer may freely buy replacement products of such products in short supply from markets home and abroad and the Seller shall pay the price difference of such replacement products which exceeds the price agreed in Exhibit B-1 under this Supplementary Agreement and the amendment thereto by the Parties, and the relevant costs for purchasing the replacement products. If the Buyer purchases products from a third party, the replacement prices agreed by contracts shall not exceed 120% of the market price when making the purchase. The relevant cost for purchasing the replacement products shall not exceed 2% of such contract for purchasing the replacement products.
8.2	Buyer’s Defaulting Liability
Other than events of force majeure, if the Buyer delays Silicon Wafers Advance Payment, the Seller shall give the Buyer a twenty-day grace period and the Buyer shall timely rectify its default. If the delay reaches twenty days after the day when the Buyer receives the notice of default issued by the Seller and the Buyer fails to make the payment, the Seller is entitled to terminate the supply of the newly added Silicon Wafers from 2010 to 2015 within thirty days thereafter and forfeit the Advance Payment already made by the Buyer to the Seller. The Seller is also entitled not to terminate the Supplementary Agreement and from the twenty-first day, the Buyer shall pay a penalty to the Seller at a daily rate of 0.05% of the Advance Payment that shall be made but not made.
If the Buyer delays any payment for goods, the Seller shall give the Buyer a thirty-day grace period and the Buyer shall timely rectify its default. If the delay reaches thirty days after the day when the Buyer receives the notice of default correction issued by the Seller and the Buyer fails to make the payment, starting from the thirty-first day, the Buyer shall pay a penalty to the Seller at a daily rate of 0.05% of the payment for the goods that shall be made but not made. In the event the Buyer fails to make the payment for goods when the delay reaches sixty days, the Seller is entitled to terminate at any time the supply of the newly added Silicon Wafers from 2010 to 2015. In case of such termination by the Seller, the Seller is entitled to request the Buyer to, within five days after the termination, (i) pay the above cumulative penalty; (ii) forfeit twenty-five percent (25%) of the balance of the Silicon Wafers Advance Payment already made by the Buyer; and (iii) pay a penalty at twelve percent (12%) of the unperformed portion of the Silicon Wafers total price under this Supplementary Agreement. The Seller shall refund to the Buyer seventy-five percent (75%) of the balance of the Silicon Wafers Advance Payment already made by the Buyer within five days after the termination of the aforesaid Silicon Wafers purchase from 2010 to 2015. The above payment payable to each other by the Buyer and the Seller can offset each other and the balance payable after the offset shall be paid up. The Seller may also choose not to terminate the product supply and the above penalty in item (i) shall continue to be calculated cumulatively. The Seller may freely resell such products that the Buyer fails to buy to the markets home and abroad and the Buyer shall pay to the Seller the price difference between the resale price of such products and the price agreed in Exhibit B-1 under this Supplementary Agreement and the amendment thereto by the Parties, and the relevant costs for resale. If the Seller resells the products, the resale prices agreed by contracts shall not be lower than 80% of the market price at the time of resale. The relevant cost for resale shall not exceed 2% of the contract price for reselling such products.

9.
If there occurs an event of force majeure, the Party that delays performing or fails to perform its obligations pursuant to Article IV under this Supplementary Agreement due to the force majeure shall notify the other Party in writing the relevant status of the event of force majeure within 14 days after the occurrence of such event. If the event of force majeure does not disappear or cannot be overcome within a consecutive of six months from the day when the cause of force majeure occurs, the other Party is entitled to unilaterally terminate the supply of Silicon Wafers agreed in this Supplementary Agreement and the Parties shall consult to settle the following issues in accordance with relevant laws.

Article V The quality and specifications of the polysilicon under the Long-Term Agreement and this Supplementary Agreement shall be in compliance with the specifications and quality agreed in Exhibit A under the Long-Term Agreement. The Buyer shall inspect the quality of the goods within forty-five days after accepting the polysilicon. If the Buyer finds out that, during the inspection, the goods are not in compliance with the specifications and quality agreed in Exhibit A under the Long-Term Agreement, it shall notify the Seller in writing immediately and is entitled to ask the Seller to change the polysilicon products within thirty days after receiving the written notice from the Buyer. If the Buyer fails to notify the Seller in writing regarding quality shortfall within the aforesaid time limit, it shall be deemed that the Buyer has no objection to the quality of the products.
Article VI The name of the Long-Term Agreement shall be changed to “Polysilicon and Silicon Wafers Supply Agreement” and correspondingly “Polysilicon” in other articles of such Agreement shall be changed to “Polysilicon and Silicon Wafers”.
Article VII As a supplementary agreement to the Long-Term Agreement, this Supplementary Agreement will only change part of the Long-Term Agreement regarding the matters set out in this Supplementary Agreement. The Parties agree that the other articles under the Long-Term Agreement shall survive with the original legal effect and shall continue to be performed and observed by the Parties. For the avoidance of doubt, the Parties agree that, unless amended by this Supplementary Agreement, all the agreements regarding the purchase and supply of the polysilicon products under the Long-Term Agreement shall still be conducted in accordance with the Long-Term Agreement; the agreements regarding the purchase, supply and defaulting liability of the Silicon Wafers products shall be conducted in accordance with Article IV under this Supplementary Agreement. In the event that a certain matter is silent in this Supplementary Agreement, the Parties shall comply with the Long-Term Agreement in respect of such matter. Such matters include those not provided for by the Article IV hereof but are provided for by “Recitals”, “Section 1 Definitions”, “Section 2 General Provisions” and “Section 3 Supply of Products” under the Long-Term Agreement, and the Articles 4, 5, 6, 7, and 9 under the Long-Term Agreement.

Article VIII Without prior written consent from the other Party, each Party shall keep confidential any materials and information relating to this Supplementary Agreement and shall not disclose, directly or indirectly, the information it knows relating to the other Party, except those required to be disclosed pursuant to laws and regulations. If any confidential information is disclosed pursuant to the requirements of laws and regulations, the Party involved shall try its best to apply to keep the sensitive information confidential before the disclosure, and to inform the other Party in writing and negotiate about the content and scope to be disclosed.
Article IX The interpretation and performance of this Supplementary Agreement shall be governed by the currently effective Chinese laws.
Article X Those not covered in this Supplementary Agreement shall be settled by a written supplementary agreement otherwise agreed by the Parties. Such written supplementary agreement shall have the same legal effect as this Supplementary Agreement.
Article XI This Supplementary Agreement shall come into effect after it is signed and sealed by the legal representatives or authorized representatives of the Parties.
Article XII This Supplementary Agreement is made in four counterparts with each Party holding two copies. Each copy shall have the same legal effect.

[Signature page to follow]
Buyer: Changzhou Trina Solar Energy Co., Ltd.

Representative:	/s/ Gao Jifan
(with common seal of Changzhou Trina Solar Energy Co., Ltd.)

Position:	CEO August 19, 2008
Seller: Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.

Representative:	/s/
(with common seal of Jiangsu Zhongneng Polysilicon Technology Development Co., Ltd.)

Position:	August 19, 2008

Exhibit A-1
Specifications of Solar Monocrystalline 125x125mm silicon wafers
[****]†

†	This portion of the Supplementary Agreement (I) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

Exhibit B-1
Supply Quantity, Price and Advance Payment of Products
2008 Monthly Polysilicon Supply Quantity and Price

Month	Unit	September		October		November		December		Total
Planned quantity of products supplied	Ton	[****]	†	[****]	†	[****]	†	[****]	†	226
Unit price with tax included	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Monthly settlement date		[****]	†	[****]	†	[****]	†	[****]	†
2009 Quarterly Polysilicon Supply Quantity and Price

Quarter		First quarter		Second quarter		Third quarter		Forth quarter		Total
Planned quantity of products supplied	Ton	[****]	†	[****]	†	[****]	†	[****]	†	1500
Unit price with tax included	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

†	This portion of the Supplementary Agreement (I) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.

2010 to 2015 Annual Plan of Supply Quantity and Price of Polysilicon and Silicon Wafers (125x125mm)

Year		2010		2011		2012		2013		2014		2015		Total
Quantity of Polysilicon	Ton	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	16350
Unit price with tax included of Polysilicon	RMB/kg	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included of Polysilicon	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Quantity of Silicon Wafers (125x125mm)	pc	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	912,000,000
Unit price with tax included of Silicon Wafers (125x125mm)	RMB/pc	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total price with tax included of Silicon Wafers (125x125mm)	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Total Contract Price		[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†

Advance Payment
Total Advance Payment	RMB	[****]	†
Advance Payment Made	RMB	[****]	†
Advance Payment to be Made	RMB	[****]	†
Progress for the Advance Payment to be Made (Paid by Such Date)		[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
Progress for the Advance Payment to be Made (Amount Due on Each Payment Date)	RMB	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†	[****]	†
1. [****]†
2. [****]†
3. [****]†
4. [****]†

†	This portion of the Supplementary Agreement (I) to the Polysilicon Supply Contract has been omitted and filed separately with the Securities and Exchange Commission, pursuant to Rule 406.